THERIAULT STOCK ASSIGNMENT AGREEMENT
This Stock Assignment Agreement is dated November ____ , 2006 and is made by and between David C. Mathewson, an individual residing at 1265 Mesa Drive, Fernley, Nevada 89408 (“Mathewson”) and Brion Theriault, an individual residing at 972 Blue Jay Drive, Spring Creek, Nevada 89815 (“Theriault”). This Agreement is effective retroactively as of September 16, 2006.
WHEREAS, Mathewson is President and Chief Geologist of Gold Run Inc., a Delaware corporation ("Gold Run"); and
WHEREAS, Mathewson owns 7,500,000 shares of common stock of Gold Run ("Common Stock"); and
WHEREAS, the shares of Common Stock owned by Mathewson are subject to resale restrictions set forth in his Amended and Restated Agreement with Gold Run dated November 20, 2006; and
WHEREAS, Mathewson wishes to assign Theriault 1,500,000 shares of Common Stock owned by Mathewson in order to induce Theriault to work for Gold Run; and
WHEREAS, Theriault wishes to accept such inducement; and
WHEREAS, Gold Run consents to Mathweson’s assignment of 1,500,000 of his shares of Common Stock to Theriault.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1. Assignment; Consideration; Certificates. Upon the payment of One Hundred Fifty Dollars ($150) from Theriault, Mathewson will sell and assign 1,500,000 of his shares of Common Stock to Theriault.
2. Mathewson's Right of Repurchase.
(a) Notwithstanding the foregoing, Mathewson shall have the right to repurchase at a price of one-one hundredth of a cent ($0.0001) per share a portion of the shares of Common Stock now being sold to Theriault if Theriault shall leave Gold Run’s employ for any reason before September 16, 2009.
(b) The number of shares of Common Stock which Mathewson may repurchase from Theriault under this Section 2 shall equal the product of one thousand three hundred sixty nine and 863/1000 (1,369.863) multiplied by the number of days between the end of Theriault’s employment and September 16, 2009. The number of days shall include both the date that Theriault’s employment ceases and September 16, 2009. The number of shares subject to this right to repurchase shall be rounded to the nearest whole number.
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(c) If Mathewson desires to repurchase shares of Common Stock from Theriault under this Section 2, he must do so within thirty (30) days after Theriault ceases to be employed by Gold Run.
(d) If Mathewson’s employment with Gold Run shall for any reason cease either before or simultaneously with Theriault’s cessation of employment with Gold Run, then Gold Run shall succeed to Mathewson’s rights under this Section 2.
3. Restrictions on Resale.
(a) Theriault acknowledges that the shares of Common Stock which he is purchasing are being purchased for his own account, as an investment and not for the purpose of resale.
(b) Theriault may not sell, assign, pledge, transfer or hypothecate the shares of Common Stock that he is purchasing until one (1) year after he has paid for his shares in accordance with Section 1 hereof. Thereafter, Theriault may sell in accordance with applicable U.S. Federal securities laws, including Rule 144 promulgated by the Securities and Exchange Commission, a number of shares equal to five percent (5%) of his shareholdings every six (6) months until two (2) years after he has paid for his shares in accordance with Section 1 hereof. Thereafter, he may freely dispose of his shares in accordance with applicable U.S. Federal securities laws. Notwithstanding anything else in this paragraph, Theriault shall not dispose of and shall continue to hold that number of shares of Common Stock sufficient to satisfy Mathewson’s repurchase rights under Section 2 hereof.
(c) To help implement this provision, Theriault consents to Gold Run maintaining custody of the stock certificates evidencing his shares of Common Stock until one (1) year after he has paid in full for his stock.
(d) The certificates evidencing Theriault’s shares of Common Stock shall bear appropriate restrictive legends indicating that his shares are subject to U.S. Federal securities laws and to the terms of this Agreement.
4. Further Documents. The parties agree to execute such further documents, deeds, and instruments as may be necessary or advisable to effectuate the provisions of this Agreement.
5. Representations. The parties each make the following representations and warranties to the other, and to Gold Run: (i) the parties each have the authority to enter into this
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Agreement; (ii) this Agreement does not conflict with any other agreement to which Mathewson or Theriault are respectively parties or to which either may be bound; (iii) the parties have each read and understand this Agreement, and (iv) although this Agreement has been drafted at the parties’ request by one of Gold Run’s counsel, the parties have each had the opportunity to consult with counsel of their respective choosing before signing this Agreement and have not relied upon Gold Run or its counsel for legal advice with respect to this Agreement.
6. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by certified mail, return receipt requested, to the addresses of the parties set forth in the first paragraph of this Agreement and/or to such other persons and addresses as either party shall have specified in writing to the other by notice as aforesaid. Two copies of any notices, requests or other communications hereunder shall be forwarded to Gold Run at 330 Bay Street, Suite 820, Toronto, Ontario M5H 2S8 Canada.
7. Captions. The caption headings in this Agreement are for convenience only and are not intended to be construed as defining or limiting the contents of any portion of this Agreement.
8. Governing Law. Any dispute hereunder will be decided in accordance with the laws of the State of New York and the parties hereby submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for resolution of any disputes under this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on November ___ , 2006.

David C. Mathewson

Brion Theriault
CONSENTED TO:
GOLD RUN INC.
________________________________
John Pritchard, Chief Executive Officer
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